Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

CTI GROUP (HOLDINGS) INC.

ARTICLE I

OFFICES

The corporation shall continuously maintain in the State of Delaware a registered office and a registered agent whose office is identical with such registered office, and may have other offices within or without the State.

ARTICLE II

SHAREHOLDERS

SECTION 1. ANNUAL MEETING. An annual meeting of the shareholders shall be held on such date and at such time as its board of directors may, in its discretion, determine, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

SECTION 2. SPECIAL MEETING. Special meetings of the shareholders may be called either by the president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation entitled to vote on the matter for which the meeting is called.

SECTION 3. PLACE OF MEETING. The board of directors may designate any place either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, the place of meeting shall be at the principal office of the corporation.

SECTION 4. NOTICE OF MEETING. Written notice stating the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

SECTION 5. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, for a meeting of shareholders, not less than ten days, immediately preceding such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a payment of a dividend, the date preceding the date on which notice of the meeting is mailed, or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. A determination of shareholders entitled to vote at the meeting shall apply to any adjournment.

SECTION 6. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make, before every meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of at least ten days prior to such meeting, shall be kept either: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

SECTION 7. QUORUM. The holders of a majority of the outstanding shares of the corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at any meeting of shareholders, provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law, the Certificate of Incorporation or these Bylaws. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

SECTION 8. PROXIES. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

SECTION 9. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote in each matter submitted to a vote at a meeting of shareholders.

SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time. Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. Shares registered in the name of a trustee may be voted by such trustee, either in person or by proxy.

Shares registered in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

SECTION 11. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at any annual or special meeting of the shareholders of a corporation, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting.

ARTICLE III

DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its board of directors.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be not less than one. The number of directors shall be fixed by and may be changed from time to time by the shareholders or the board of directors. Each director shall hold office until his or her successor shall have been duly elected and qualified, or until his or her earlier removal, resignation, death or incapacity. An election of all directors by the shareholders shall be held at each annual meeting of the shareholders. A director need not be a resident of Delaware or a shareholder of the corporation.

SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held, without other notice than this Bylaw, immediately after the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president, any director (if there are less than three directors) or any two directors (if there are three or more directors). The person or persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them.

SECTION 5. NOTICE. Notice of any special meeting shall be given at least five days previous thereto by written notice to each director at his business address.

SECTION 6. QUORUM. A majority of the board of directors shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by law, the Certificate of Incorporation or these Bylaws.

SECTION 8. VACANCIES. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, and each director so chosen shall hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

SECTION 9. INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a meeting of the board of directors or any other action which may be taken at a meeting of the board of directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be.

The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All the approvals evidencing the consent shall be delivered to the secretary to be filed in the corporate records. The action taken shall be effective when all the directors have approved the consent unless the consent specifies a different effective date.

SECTION 10. COMPENSATION. The board of directors shall have the authority to fix the compensation of directors, which may include their expenses, if any, of attendance at each meeting of the board of directors or of a committee.

SECTION 11. COMMITTEES. The board of directors may create one or more committees and appoint members of the board to serve on the committee or committees. Each committee shall have two or more members, who shall serve at the pleasure of the board.

Unless the appointment by the board of directors requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to action of the board of directors, the committee by majority vote of its members shall determine the time and place of meetings and the notice required therefor.

SECTION 12. ATTENDANCE BY COMMUNICATIONS EQUIPMENT. Members of the board of directors or of any committee of the board of directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment, including, but not limited to, electronic transmission, internet usage, or remote communication, by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute attendance and presence in person at the meeting by the person or persons so participating.

ARTICLE IV

OFFICERS

SECTION 1. NUMBER. The officers of the corporation shall be chosen by the board of directors and shall include a president and a secretary. The board of directors may also elect a chairman of the board, one or more vice presidents, a treasurer, one or more assistant secretaries or assistant treasurers and such other officers and agents as it shall deem appropriate. Any two or more offices may be held by the same person.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors, or at such other time as the board shall deem appropriate. Each officer shall hold office until his or her successor shall have been duly elected and qualified, or until his or her earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors.

SECTION 3. CHAIRMAN OF THE BOARD. The chairman of the board of directors, if elected, or the president, shall preside at all meetings of the shareholders and directors at which he is present. Except as otherwise expressly delegated by the board of directors or by these Bylaws to other officers or agents of the corporation, the chairman of the board may execute, file, certify or acknowledge, in place of the president, any documents, instruments, agreements, certificates, or reports, required or permitted to be executed, filed, certified, or acknowledged by the president. The chairman of the board shall have such other powers and duties as may from time to time be prescribed by the Bylaws or by resolutions of the board of directors.

SECTION 4. PRESIDENT. The president shall be the chief executive officer of the corporation (unless the board of directors shall designate another person as chief executive officer). Subject to the direction and control of the board of directors, he or she shall be in charge of the business of the corporation; shall see that the resolutions and directions of the board of directors are carried into effect, except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and, in general, shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these Bylaws, the president may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed. He or she may vote all securities which the corporation is entitled to vote except to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

SECTION 5. VICE PRESIDENTS. The vice president (or in the event there be more than one vice president, each of the vice presidents) shall assist the president in the discharge of his or her duties as the president may direct and shall perform such other duties as from time to time may be assigned by the president or the board of directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these Bylaws, the vice president (or each of them if there are more than one) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed.

SECTION 6. TREASURER. The treasurer shall be the principal accounting and financial officer of the corporation. He or she shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such sureties as the board of directors may determine.

SECTION 7. SECRETARY. The secretary shall: (a) maintain the minutes of meetings of the shareholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and, if obtained, the seal of the corporation; (d) sign with the president, or a vice president, or any other officer authorized by the board of directors, certificates for shares of the corporation, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed; (e) have general charge of the stock transfer books of the corporation; (f) have authority to certify the Bylaws, resolutions of the shareholders and board of directors and committees thereof, and other documents of the corporation as true and correct copies thereof; and (g) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the president or by the board of directors.

SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors.

SECTION 9. COMPENSATION. Compensation of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such compensation because he or she is also a director of the corporation.

ARTICLE V

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as may be determined by the board of directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and date of issue shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

SECTION 2. TRANSFERS OF SHARES. Transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors.

ARTICLE VII

DIVIDENDS

The board of directors of the corporation may authorize, and the corporation may make, dividends to its shareholders subject to any restrictions in the Certificate of Incorporation or as provided by law.

ARTICLE VIII

WAIVER OF NOTICE

Whenever any notice is required to be given under the provisions of the Certificate of Incorporation, these Bylaws or under applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the beginning of the meeting objects to the holding of the meeting because proper notice was not given.

ARTICLE IX

INDEMNIFICATION

SECTION 1. GENERAL. The corporation (a) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and (b) may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2. DERIVATIVE ACTIONS. The corporation (a) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and (b) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an employee or agent, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 3. INDEMNIFICATION IN CERTAIN CASES. To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

SECTION 4. PROCEDURE. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard or conduct set forth in such Sections 1 and 2. Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the shareholders.

SECTION 5. ADVANCES FOR EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to the indemnified by the corporation as authorized in this Article IX.

SECTION 6. RIGHTS NOT EXCLUSIVE. The indemnification and advancement of expenses provided by or granted pursuant to, the other Sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

SECTION 7. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article IX.

SECTION 8. DEFINITION OF CORPORATION. For the purposes of this Article IX, references to “the corporation” include all constituent corporations absorbed in consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

SECTION 9. OTHER DEFINITIONS. For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director or officer of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article IX.

SECTION 10. CONTINUATION OF RIGHTS. The indemnification and advancement of expenses provided by, or granted pursuant to this Article IX shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.